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                                                                     EXHIBIT 5.1


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                December 4, 1998



New Era of Networks, Inc.
7400 East Orchard Road, Suite 230
Englewood, CO 80111

          RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We are acting as your counsel in connection with the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on November 18, 1998 (Registration No. 333-67489) (the "Initial Registration Statement") and the Registration Statement on Form S-3 to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by you with the Commission on December 4, 1998 (as such may be further amended or supplemented, collectively with the Initial Registration Statement, the "Registration Statements"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,060,000 shares of your Common Stock, $0.0001 par value per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase 660,000 shares. Of the shares, 4,120,000 are authorized but heretofore unissued, and 280,000 shares are issued and outstanding and held by the Selling Stockholders referred to in the Registration Statements. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.


                              Very truly yours,

                              /s/ WILSON SONSINI GOODRICH & ROSATI

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation